Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS THIRD QUARTER 2006 RESULTS
SAN JOSE, Calif., October 17, 2006—Novellus Systems, Inc. (NASDAQ: NVLS) today reported net sales and results of operations for its third quarter ended September 30, 2006. Net sales for the third quarter were $444.0 million, up $34.0 million or 8.3 percent from second quarter 2006 net sales of $410.1 million, and up $105.2 million or 31.0 percent from third quarter 2005 net sales of $338.9 million. Net income for the third quarter was $70.0 million, or $0.57 per diluted share, up $17.3 million or 32.9 percent from second quarter 2006 net income of $52.7 million, and up $46.6 million or 199.0 percent from third quarter 2005 net income of $23.4 million.
The third quarter 2006 results did not include any unusual charges or benefits. The third quarter 2005 net income would have been $28.7 million, or $0.21 per diluted share, excluding any unusual charges or benefits. The third quarter 2005 results included a pre-tax inventory write-down of $5.2 million within cost of goods sold and $6.3 million of other pre-tax costs associated with the restructuring, partially offset by a pre-tax reversal of $3.0 million of a previously recorded restructuring accrual. A reconciliation of pro forma operating results and U.S. generally accepted accounting principals (“GAAP”) results is included in the financial statements below.
Bookings in the third quarter were $470.3 million, up 2.8 percent over second quarter 2006 bookings of $457.5 million. Shipments of $414.2 million in the third quarter represent a decrease of $43.1 million or 9.4 percent from $457.3 million reported for the second quarter 2006. Deferred revenue at the end of the third quarter was $148.6 million, a decrease of $29.8 million or 16.7 percent from $178.5 million at the end of the second quarter of 2006.
The financial measures set forth above that present net income excluding certain charges and benefits, revenue on a shipments basis and bookings, are not in accordance with GAAP. The Company believes that these non-GAAP financial measures provide further insight into the results of operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding of the effects of certain charges and benefits on the quarter’s results.
Cash, cash equivalents, restricted cash and short-term investments as of September 30, 2006 were $807.6 million, an increase of $136.6 million or 20.3 percent from the second quarter of 2006 ending balance of $671.1 million.

“We are pleased with our continued progress to improve our operational and financial results in the third quarter,” said Richard S. Hill, chairman of the board and CEO. “Our reported Net Profit after Tax in the third quarter has exceeded our target model of 15%, resulting from the initiatives we have taken to strengthen our product portfolio and improve our financial operating model.”
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding (i) our continued progress to improve our operational and financial results and (ii) our initiatives to strengthen our product portfolio and improve our financial operating model, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, inaccurate assessment of the performance metrics’ usefulness in understanding the Company’s ongoing operations; quarterly fluctuations in customer demand and the timing and volume of orders and shipments, whether due to economic and geopolitical conditions, competition, pricing pressures, or other factors; inaccurate projections regarding future capacity expansion in the semiconductor industry; unanticipated economic downturns; weakening demand for our products; failure of our products to effectively and timely respond to industry developments and customer demands, and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2006 and July 1, 2006 and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.
About Novellus:
Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, Calif. with subsidiary offices across the globe. For more information please visit www.novellus.com

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 30	July 1	October 1	September 30	October 1
(Unaudited)	2006	2006	2005	2006	2005

Net sales	$444,032	$410,073	$338,878	$1,220,011	$1,008,203
Cost of sales	217,507	205,309	191,684	621,182	549,578

Gross profit	226,525	204,764	147,194	598,829	458,625
%	51.0%	49.9%	43.4%	49.1%	45.5%

Operating expenses:
Selling, general and administrative	67,664	66,311	53,365	192,457	155,450
Research and development	60,645	63,298	61,263	187,726	186,823
Restructuring and other charges (benefits)	—	—	3,361	12,629	3,287
Legal settlement	—	—	—	3,250	—

Total operating expenses	128,309	129,609	117,989	396,062	345,560
%	28.9%	31.6%	34.8%	32.5%	34.3%

Income from operations	98,216	75,155	29,205	202,767	113,065
%	22.1%	18.3%	8.6%	16.6%	11.2%

Other income, net	9,574	7,611	2,405	23,264	9,548

Income before income taxes and cumulative effect of a change in accounting principle	107,790	82,766	31,610	226,031	122,613
Provision for income taxes	37,770	30,061	8,195	79,537	35,496

Income before cumulative effect of a change in accounting principle	70,020	52,705	23,415	146,494	87,117

Cumulative effect of a change in accounting principle, net of tax	—	—	—	948	—

Net income	$70,020	$52,705	$23,415	$147,442	$87,117

Net income per share:
Basic
Income before cumulative effect of a change in accounting principle	$0.57	$0.42	$0.17	$1.16	$0.63

Cumulative effect of a change in accounting principle, net of tax	—	—	—	0.01	—

Basic net income per share	$0.57	$0.42	$0.17	$1.17	$0.63

Diluted
Income before cumulative effect of a change in accounting principle	$0.57	$0.42	$0.17	$1.15	$0.62

Cumulative effect of a change in accounting principle, net of tax	—	—	—	0.01	—

Diluted net income per share	$0.57	$0.42	$0.17	$1.16	$0.62

Shares used in basic per share calculation	122,150	125,124	137,848	126,125	138,602

Shares used in diluted per share calculation	123,357	125,910	138,895	127,177	139,646

NO VELLUS SYSTEMS, INC.
RECONCILIATION OF THE STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN CHARGES AND BENEFITS) (1)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 30	July 1	October 1	September 30	October 1
(Unaudited)	2006	2006	2005	2006	2005

Net income excluding certain charges and benefits	$70,020	$52,705	$28,686	$156,260	$92,336

Charges and benefits:
Cumulative effect of a change in accounting principle	—	—	—	1,542	—
Restructuring and other charges benefits	—	—	(3,361)	(12,629)	(3,287)
Inventory write-down	—	—	(5,250)	—	(5,250)
Legal settlement	—	—	—	(3,250)	—

Total charges and benefits	—	—	(8,611)	(14,337)	(8,537)
Adjustments on provision for income taxes	—	—	3,340	5,519	3,318

Net income	$70,020	$52,705	$23,415	$147,442	$87,117

Net income per diluted share excluding certain charges and benefits	$0.57	$0.42	$0.21	$1.23	$0.66

Charges and benefits:
Cumulative effect of a change in accounting principle	—	—	—	0.01	—
Restructuring and other charges benefits	—	—	(0.02)	(0.10)	(0.02)
Inventory write-down	—	—	(0.04)	—	(0.04)
Legal settlement	—	—	—	(0.03)	—
Adjustments on provision for income taxes	—	—	0.02	0.05	0.02

Net income per diluted share	$0.57	$0.42	$0.17	$1.16	$0.62

(1)	The reconciliation of the statements of operations (excluding certain charges and benefits) are intended to present our operating results, excluding certain charges, benefits and related adjustments on provisions for income taxes. The reconciliation of the statements of operations are not in accordance with or an alternative for U.S. generally accepted accounting principles and may be different from similar measures by other companies.

NOVELLUS SYSTEMS, INC.
SCHEDULE OF SHARE-BASED COMPENSATION

(In thousands)	Three Months Ended			Nine Months Ended
	September 30	July 1	October 1	September 30	October 1
(Unaudited)	2006	2006	2005	2006	2005
	(1)	(3)	(2)	(1)	(2)
Cost of sales	$400	$538	$76	$1,246	$472
Selling, general and administrative	5,516	5,590	225	16,545	1,390
Research and development	2,741	2,664	136	8,466	837

Total share-based compensation expenses	8,657	8,792	437	26,257	2,699

Benefit from income taxes	3,333	3,385	168	10,109	1,039

Net share-based compensation expenses	$5,324	$5,407	$269	$16,148	$1,660

(1)	Amounts include amortization expense related to stock options of $6.3 million and $19.2 million, employee stock purchase plan of $0.5 million and $1.7 million, and restricted stock awards of $1.7 million and $5.2 million for the three and nine months ended September 30, 2006, respectively.

(2)	Amounts include amortization expense related to restricted stock awards of $0.4 million and $2.7 million for the three and nine months ended October 1, 2005, respectively.

(3)	Amounts include amortization expense related to stock options of $6.5 million, employee stock purchase plan of $0.6 million, and restricted stock awards of $1.7 million.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
(In thousands)	(Unaudited)	*
ASSETS
Current assets:
Cash and short-term investments	$662,788	$649,240
Accounts receivable, net	410,512	397,534
Inventories	198,425	193,787
Deferred taxes and other current assets	127,520	122,951

Total current assets	1,399,245	1,363,512

Property and equipment, net	369,839	423,749
Restricted cash	144,857	140,212
Goodwill	259,838	255,584
Intangible and other assets	112,326	107,192

Total assets	$2,286,105	$2,290,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$268,099	$253,984
Deferred profit	74,506	68,718
Income taxes payable	7,417	5,898
Current obligations under lines of credit	24,681	15,744

Total current liabilities	374,703	344,344

Long-term debt	127,010	124,858
Other liabilities	43,469	41,764

Total liabilities	545,182	510,966

Shareholders’ equity:
Common stock	1,341,580	1,393,805
Retained earnings and accumulated other comprehensive income	399,343	385,478

Total shareholders’ equity	1,740,923	1,779,283

Total liabilities and shareholders’ equity	$2,286,105	$2,290,249

*	The December 31, 2005 condensed consolidated balance sheet was derived from our audited consolidated financial statements.